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                                                                    EXHIBIT 23.2

     CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 26, 2004, accompanying the consolidated financial statements included in the Annual Report of StemCells, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration statements of StemCells, Inc. on Forms S-3 (File No. 333-105664, effective May 29, 2003, File No. 333-83992, effective March 8, 2002, File No. 333-75806, effective December 21, 2001, File No. 333-66692, effective August 3, 2001, and File No. 333-61726, effective June 29, 2001) and Forms S-8 (File No. 333-66700, effective August 3, 2001, File No. 333-37313, effective October 7, 1997, File No. 333-29335, effective June 16, 1997, File No. 333-10773, effective August 23, 1996, and File No. 33-49524, effective July 10, 1992) and Registration statements of CytoTherapeutics, Inc. on Forms S-3 (File No. 33-91228, effective April 14, 1995, and File No. 33-68900, effective September 15, 1993).

/s/  Grant Thornton LLP


San Jose, California
April 5, 2004